Exhibit 10.57

[Recovery Letterhead]

September 19, 2013
T.R. Winston & Company, LLC
1999 Avenue of the Stars, Suite 2550
Log Angeles, CA  90067

Attention:       G. Tyler Runnels
                          Karen Ting

Re:    Investment Banking Agreement, dated May 10, 2013 (the “Agreement”)

Dear Sir or Madam:

As we have discussed, this letter agreement constitutes an amendment to Section 2 of the Agreement to add a new Section 2.7, “Additional Compensation,” as follows:

2.7           Additional Compensation.  Within ten (10) days following the Client’s receipt of gross cash proceeds from financing in any manner, whether via equity financing, issuance of debt, line of credit, credit facility or any other method that generates gross proceeds or drawing availability for Client of at least $30,000,000 (measured on a cumulative basis from September 17, 2013 and including proceeds from any existing, senior, secured non-convertible debt facility that is restructured), Client shall pay Banker the sum of $1,000,000, an amount that is in addition to any other amounts that may be payable to Banker pursuant to this Agreement in connection with such equity financing, issuance of debt, line of credit, credit facility or other method.  The foregoing is subject to Abraham Mirman’s continued employment by Client as of such date.  Notwithstanding anything to the contrary contained in this Agreement, (i) any payments made by Company to Banker pursuant to this Section 2.7 will be made in accordance with Section 3 as if such payment was being made in connection with a Fee Transaction and (ii) such payment obligation will survive the termination or expiration of this Agreement.

Other than as modified by this letter agreement, the remaining terms and conditions of the Agreement shall continue in full force and effect.

If the foregoing meets your agreement, please execute a copy of this letter agreement in the space indicated below and return one original to the undersigned.

Recovery Energy, Inc.

By:	/s/ A. Bradley Gabbard
Name:	A. Bradley Gabbard
Title:	COO/CFO

Agreed and Accepted:
T.R. Winston & Company, LLC
By:	/s/ G. Tyler Runnels
Name:	G. Tyler Runnels
Title:	Chairman & CEO